Exhibit 99.1

          AMERICAN SOFTWARE TO FILE FORM 12b-25 WITH THE SECURITIES AND
                               EXCHANGE COMMISSION

    ATLANTA, July 12 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq:
AMSWA) announced that it would file with the Securities and Exchange Commission (the "SEC") a Form 12b-25 notifying the SEC that the American Software annual report on Form 10-K for the fiscal year ended April 30, 2005, which is due to be filed on July 14, 2005, could not be filed within the prescribed time period.

    In preparing its financial statements for the year ended April 30, 2005, errors were identified in its income tax provision calculation. At present, the Company estimates that correcting these errors will require it to record an income tax expense for fiscal 2005 compared to an income tax benefit of $215,000 previously reported, resulting in a reduction in the announced after tax earnings and earnings per share for the fiscal year ended April 30, 2005. This will be a non-cash adjustment, since the Company continues to have a significant amount in Net Operating Loss Carry Forwards to apply against current and future taxable income. Under Sarbanes-Oxley Section 404, this is likely to result in a determination that there is material weakness in control over reporting for income taxes.

    Taking into account delays relating to these corrections, including the impact on completing the Company's fiscal 2005 audit and the Sarbanes-Oxley certification process, the Company currently estimates that it will file its annual report on Form 10-K in September, along with possible restatements of quarterly unaudited fiscal 2005 financial statements and filings of one or more amended quarterly reports on Form 10-Q.

    About American Software, Inc.

    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 89% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod- Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc.
(NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206.
INTERNET: http://www.amsoftware.com or E-mail: ask@amsoftware.com

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the Company's ability to satisfy in a timely manner the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2004 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

SOURCE  American Software, Inc.
    -0-                             07/12/2005
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/048263.html / /Web site: http://www.amsoftware.com /
    (AMSWA LGTY)

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